UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

URANIUM RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

News Release

Uranium Resources Announces Special Shareholders Meeting Date

CENTENNIAL, Colo., January 26, 2017 – Uranium Resources, Inc. (Nasdaq: URRE; ASX: URI), an energy metals development company, announced today that it has set February 8, 2017 at 8:00 AM local time at its offices in Centennial, Colorado for the Special Shareholders meeting to vote on two proposals; issuing shares for the retirement of debt and an increase in its compensation incentive plan.   Shareholders of record on December 14, 2017 will be entitled to and are encouraged to vote on both proposals.

Under the debt retirement proposal, URI will issue shares to an investor to retire the remaining $5.5M debt owed to Resource Capital Funds (RCF).   Previously, $2.5M of this debt was retired by issuing shares to the same investor. Throughout the debt retirement process, the investor has maintained its ownership of URI shares at less than 5% of URI’s outstanding shares.  The investor agreed to purchase the remaining $5.5 million of notes from RCF and exchange those notes for shares of URI’s common stock subject to certain conditions as described in the Definitive Proxy Statement. RCF has already agreed to extend the maturity date for the indebtedness from December 31, 2016 until March 31, 2017 in order to allow the debt exchange process to be completed in an orderly fashion. A complete description of the agreement between URI, RCF and the investor has been set forth in the Company's Definitive Proxy Statement filed with the SEC.

The second proposal will increase the number of shares available under URI’s 2013 Omnibus Incentive Plan, which is used to grant stock to members of URI’s Board and its management team, most of which grants have historically been based on the satisfaction of performance criteria.

Christopher M. Jones, President and Chief Executive Officer, said “With the anticipated favorable support of the shareholders, URI can be debt-free after the note-share exchange process completes in the spring of 2017, allowing us to invest in the growth of our business.   We appreciate the efforts by RCF in making this major improvement to our balance sheet possible.  In spite of difficult capital markets, URI has been able to fundamentally change and improve our business model – both from a financial perspective and from a growth perspective with our energy metals development business.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Uranium Resources

URI is focused on expanding its energy metals strategy, which includes developing its new lithium business while maintaining optionality on the future rising uranium price.  The Company has developed a dominant land position in two prospective lithium brine basins in Nevada and Utah in preparation for exploration and potential development of any lithium resources that may be discovered there.  In addition, URI remains focused on advancing the Temrezli in-situ recovery (ISR) uranium project in Central Turkey when uranium prices permit economic development of this project. URI controls extensive exploration properties in Turkey under nine exploration and operating licenses covering approximately 32,000 acres (over 13,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 30 miles (48 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled uranium processing facilities and approximately 11,000 acres (4,400 ha) of prospective ISR uranium projects. In New Mexico, the Company controls mineral rights encompassing approximately 186,000 acres (75,300 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive information database of historic drill hole logs, assay certificates, maps and technical reports for uranium properties located in the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the retirement of the Company’s debt and developments at the Company’s projects, including future exploration costs and results, are forward-looking statements.  Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to raise additional capital in the future; (b) spot price and long-term contract price of uranium and lithium; (c) risks associated with our foreign operations, (d) operating conditions at the Company’s projects; (e) government and tribal regulation of the uranium industry, the lithium industry, and the power industry; (f) world-wide uranium and lithium supply and demand, including the supply and demand for lithium-based batteries; (g) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (h) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates, including in Texas, New Mexico, Utah, Nevada and Turkey; (i) the ability of the Company to enter into and successfully close acquisitions or other material transactions;  (j) the results of the Company’s lithium brine exploration activities at the Columbus Basin and Sal Rica Projects, and (k) other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Uranium Resources Contact:

Christopher M. Jones, President and CEO	Jeff Vigil, VP Finance and CFO
303.531.0472	303.531.0473

Email: Info@uraniumresources.com

Website:www.uraniumresources.com